UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): February 5, 2026

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12822	58-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 Summit Boulevard, 15th Floor
Atlanta, Georgia 30319
(Address of Principal Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BZH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the 2026 Annual Meeting of Stockholders of Beazer Homes USA, Inc. (the "Company") held on February 5, 2026, the stockholders approved an amendment of the Company’s Amended and Restated Certificate of Incorporation for the purpose of extending the protective provisions contained in our charter that expired in November 2025 (the "Protective Amendment Extension"). The Protective Amendment Extension is designed to assist in protecting the value of our net tax deferred assets, including NOLs and Energy-Efficiency Tax Credits, by limiting and/or prohibiting transfers of our stock that could affect the percentage of stock that is treated as being owned by a holder of 4.95% of the Company's shares.

On February 5, 2026, the Company filed with the Delaware Secretary of State a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect the Protective Amendment Extension. The Protective Amendment Extension will become effective on February 6, 2026.

A copy of the Certificate of Amendment, dated February 5, 2026, is attached hereto as Exhibit 3.1. The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On February 5, 2026, the Company held its 2026 Annual Meeting of Stockholders. A total of 25,342,067 shares were represented in person or by valid proxy at the annual meeting and the Company’s stockholders took the following actions:
1.    Election of Directors. Stockholders elected Howard C. Heckes, Lloyd E. Johnson, John J. Kelley III, Allan P. Merrill, Peter M. Orser, Norma A. Provencio, June Sauvaget, Alyssa P. Steele and C. Christian Winkle to serve as directors until the 2027 Annual Meeting of Stockholders or until their successors are elected and qualified. The vote totals for each of these individuals were:

Director	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Howard C. Heckes	21,133,666	883,074	14,742	3,310,585
Lloyd E. Johnson	21,076,202	939,438	15,842	3,310,585
John J. Kelley III	21,136,805	879,118	15,559	3,310,585
Allan P. Merrill	20,925,327	1,088,523	17,632	3,310,585
Peter M. Orser	20,855,239	1,160,401	15,842	3,310,585
Norma A. Provencio	20,747,333	1,261,690	22,459	3,310,585
June Sauvaget	21,125,416	889,911	16,155	3,310,585
Alyssa P. Steele	21,131,177	883,708	16,597	3,310,585
C. Christian Winkle	20,986,049	1,029,685	15,748	3,310,585

2.    Vote on Compensation of Named Executive Officers. Stockholders approved the compensation paid to the Company’s named executive officers for the fiscal year ending September 30, 2025. The vote totals were: 19,205,515 shares for, 2,789.842 shares against, 36,025 share abstentions and 3,310,585 broker non-votes.

3.    Ratification of Independent Accountants. Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026. The vote totals were: 25,131,186 shares for, 206,373 shares against and 4,508 share abstentions.

4.    Adoption of the Charter Amendment. Stockholders approved the adoption of the Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits. The vote totals were: 18,335,332 shares for, 3,658,294 shares against, 37,856 share abstentions and 3,310,585 broker non-votes.

5.    Ratification of Rights Agreement. Stockholders ratified the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits. The vote totals were: 17,328,702 shares for, 4,665,231 shares against, 37,549 share abstentions and 3,310,585 broker non-votes.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

3.1	Certificate of Amendment, dated February 5, 2026, to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, Inc.

Date:	February 5, 2026	By:	/s/ Michael A. Dunn
Michael A. Dunn Senior Vice President, General Counsel and Corporate Secretary